UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2006
Date of Report (Date of earliest event reported)

REVELSTOKE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-32593	98-0441019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Terminal Way, Suite 110, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

(775) 348-9330
Registrant's telephone number, including area code

1081 Kent Street, White Rock, British Columbia, Canada, V4B 4T2
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01          Entry into a Material Definitive Agreement.

In accordance with the terms and conditions of a certain "Property Option Agreement", dated for reference as fully executed on November 16, 2006 (the "Option Agreement"), as entered into between Revelstoke Industries, Inc. (the "Company") and Petaquilla Minerals Ltd. ("Petaquilla"); a copy of which Option Agreement being attached as an Exhibit to this Current Report; Petaquilla therein granted the Company the sole and exclusive options (collectively, the "Option") to acquire up to a 70% undivided interest in and to five exploration concessions situated in the Republic of Panama (collectively, the "Property") which are owned and controlled by Petaquilla's wholly-owned Panamanian subsidiary.

Petaquilla is an exploration stage mining company conducting exploration activity in Mexico whose shares are presently listed for trading on the TSX Venture Exchange in Canada.

In order to exercise the initial portion of its Option to acquire an initial 60% undivided interest in and to the Property (the "First Option") the Company is required: (i) to pay to Petaquilla the aggregate sum of $600,000 in cash; (ii) issue to Petaquilla 4,000,000 common shares from the treasury of the Company; and (iii) incur, or cause to be incurred, directly or indirectly, and pay for an aggregate of $6,000,000 in "Exploration Expenditures" as follows:

    the sum of $100,000 in cash, the prior receipt of which has been acknowledged;

    4,000,000 common shares of the Company to be issued and delivered to Petaquilla within five business days from the execution and delivery of the Option Agreement; which will be completed shortly;

    an additional $200,000 in cash to be paid by wire transfer in immediately available funds, and Exploration Expenditures of not less than $1,000,000 to be incurred and paid, both on or before May 31, 2007;

    an additional $300,000 in cash to be paid by wire transfer in immediately available funds, and cumulative Exploration Expenditures of not less than $3,000,000 to be incurred and paid, both on or before May 31, 2008; and

    cumulative Exploration Expenditures of not less than $6,000,000 to be incurred and paid on or before May 31, 2009.

Subject to the prior exercise of the First Option, and in accordance with the terms and conditions of the Option Agreement, Petaquilla has therein also granted to the Company the exclusive right and further portion of its Option (the "Second Option") to increase the Company's undivided interest in and to the Property from 60% to 70% by incurring and paying for $3,000,000 in Exploration Expenditures during the period between the delivery of the "Notice of Election" referred to below and May 31, 2010. In this regard, and within 60 days following the exercise of the First Option, the Company is required to give Petaquilla notice (the "Notice of Election") that either: (i) the Company elects to accept the grant of the Second Option; or (ii) the Company elects not to accept the Second Option. If the Company makes the election, then all further work on and with respect to the Property, and the subsequent relationship between the Petaquilla and the Company in relation to the Property, shall be governed by the form of joint venture agreement between the parties (the "JVA") which is attached as Schedule "B" to the Option Agreement. If the Company elects to be granted, but fails to exercise, the Second Option, the Company and Petaquilla shall have initial Interests of 60% and 40% respectively. The Company shall be deemed to have exercised the Second Option and shall have acquired a 70% undivided interest in and to the Property, by having incurred and paid for $3,000,000 in Exploration Expenditures during the period between the delivery of the Notice of Election and May 31, 2010. If the Company fails to incur the Exploration Expenditures listed above by the end of the last day on which the same was due to be incurred, the Company may, at any time within 15 days of such day, make a cash payment to Petaquilla in an amount equal to the deficiency in the Exploration Expenditures. Any cash payment so made shall be deemed to have been Exploration Expenditures duly and properly incurred in an amount equal to the cash payment.

During the currency of the Option Agreement Petaquilla is be entitled to nominate, and the Company shall use its best efforts to cause to be appointed or elected, that number of directors of the Company as most closely equates to 40% of the total number of directors of the Company from time to time.

In addition, and as soon as practicable following the execution and delivery of the Option Agreement, the Company is to establish a stock option plan which allocates not less than 15% of the then issued shares in the capital of the Company for the granting of options and shall grant to Petaquilla, or its nominees, stock options equal in number to not less than one-third of the number of options allocated under such plan. Thereafter, and during the currency of the Option Agreement, the Company is required to maintain the grants to Petaquilla or its nominees of stock options equal in number to not less than one-third of the number of options allocated under the Company's stock option plan then in effect.

During the currency of the Option Agreement, and in the event that the Company proposes to issue shares for cash (the "Offering"), the Company is required to provide written notice to Petaquilla containing all material details of the Offering. Within 15 days of receipt of such notice Petaquilla is required to provide notice to the Company as to whether Petaquilla wishes to participate in the Offering. If Petaquilla elects to participate in the Offering, it will have the right to purchase under the Offering such number of securities as will maintain Petaquilla's percentage holding of the issued shares of the Company as calculated on the date of receipt of the notice of the Offering.

Finally, and during the currency of the First Option and, if applicable, the Second Option, the Company has agreed to engage Petaquilla, or a subsidiary thereof (therein the "Operator"), as an independent contractor, to carry out all work on and in connection with the Property. Upon the execution of the Option Agreement the parties agreed that they would, in good faith, negotiate and execute a Technical Services Agreement substantially in the form attached as Schedule "C" to the Option Agreement. In this regard the Operator is required to prepare draft exploration programs for each calendar year and deliver such programs to the Company not fewer than 45 days prior to the anticipated date for the commencement of such program. The first program is to cover the partial year from the date of execution of the Option Agreement to December 31, 2006. The Operator and the Company shall review each draft program and budget, and each shall use its best efforts to agree with the other on the final program and budget terms and costs.

The Company is in the process of evaluating the Property and in determining its best course of proposed exploration activity consequent thereon.

The Company expects to be in a position to complete upon its proposed common share issuance to Petaquilla and contemplated appointments to the Board of Directors of the Company of up to two nominees of Petaquilla as described above in the near future.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01          Completion of Acquisition or Disposition of Assets.

In order to exercise its First Option to acquire an initial 60% undivided interest in and to the Petaquilla Property, the Company is required: (i) to pay to Petaquilla the aggregate sum of $600,000 in cash; (ii) issue to Petaquilla 4,000,000 common shares from the treasury of the Company; and (iii) incur, or cause to be incurred, directly or indirectly, and pay for an aggregate of $6,000,000 in Exploration Expenditures as follows:

    the sum of $100,000 in cash; the prior receipt of which has been acknowledged;

    4,000,000 common shares of the Company to be issued and delivered to Petaquilla within five business days from the execution and delivery of the Option Agreement; which is expected to be completed shortly;

    an additional $200,000 in cash to be paid by wire transfer in immediately available funds, and Exploration Expenditures of not less than $1,000,000 to be incurred and paid; both on or before May 31, 2007;

    an additional $300,000 in cash to be paid by wire transfer in immediately available funds, and cumulative Exploration Expenditures of not less than $3,000,000 to be incurred and paid; both on or before May 31, 2008; and

    cumulative Exploration Expenditures of not less than $6,000,000 to be incurred and paid on or before May 31, 2009.

Subject to the prior exercise of the First Option, Petaquilla has also granted to the Company the exclusive right and further Second Option to increase the Company's undivided interest in and to the Property from 60% to 70% by incurring and paying for $3,000,000 in Exploration Expenditures during the period between the delivery of the Notice of Election (as mentioned in Item 1.01 of this Current Report) and May 31, 2010. If the Company makes the election, then all further work on and with respect to the Property, and the subsequent relationship between the Petaquilla and the Company in relation to the Property, shall be governed by the form of JVA which is attached as Schedule "B" to the Option Agreement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Submitted herewith:
Exhibit	Description
10.1	Property Option Agreement, dated as fully executed on November 16, 2006, as entered into between Revelstoke Industries, Inc. and Petaquilla Minerals Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
REVELSTOKE INDUSTRIES, INC.
DATE: November 24, 2006	By: s/s Marcus M. Johnson ___________________________________ Marcus M. Johnson President, CEO and a director

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